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                                                               EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT
                                      OF
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    FIRST MIDWEST CORPORATION OF DELAWARE


     FIRST MIDWEST CORPORATION OF DELAWARE, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
     FIRST: The board of directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of the Corporation:

                 RESOLVED, that Section 1 of the Restated Certificate of
            Incorporation of the Corporation be amended to read in its entirety as follows:

           "1.  The name of the corporation is:  Midwest Banc Holdings, Inc."

           FURTHER RESOLVED, that Section 4 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

           "4. The total number of shares of stock which the corporation shall have authority to issue is eighteen million (18,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, no par value ("Preferred Stock"), and seventeen million (17,000,000) of which shall be common stock, no par value ("Common Stock").

                 The designations, powers, preferences and rights, and
            the qualifications, limitations or restrictions of the above classes of stock are as follows:

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                           CLASS I:  PREFERRED STOCK

                 1. The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board of Directors may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Restated Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

                 2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

                 3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Class I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation.

                 4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the Delaware General Corporation Law, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                            CLASS II:  COMMON STOCK

                 1. Subject to preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with


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            respect to the setting  aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holder of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

                 2. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                 3. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the corporation on all matters voted upon by the stockholders."

            FURTHER RESOLVED, that Section 9 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

            9. No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without an annual or special meeting of the stockholders, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied."

            FURTHER RESOLVED, that Section 12 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

            12. Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the corporation to the contrary and notwithstanding that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of stock of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with Sections 9 and 12 of this Restated Certificate of Incorporation."

     SECOND: That in lieu of a meeting and vote of the Corporation's stockholders, a majority of the Corporation's stockholders have given their written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and the

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non-consenting stockholders have been notified in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, FIRST MIDWEST CORPORATION OF DELAWARE has caused this
Certificate to be signed by Robert L. Woods, its President, and attested to by Daniel Nagle, its Secretary, this 9 day of December, 1997.

                           FIRST MIDWEST CORPORATION
                                  OF DELAWARE



                            By:   /s/ Robert L. Woods
                                  ------------------------
                            Name: Robert L. Woods
                            Its:  President

ATTEST:

By:    /s/ Daniel Nagle
       --------------------------
Name:  Daniel Nagle
Its:   Secretary

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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                    FIRST MIDWEST CORPORATION OF DELAWARE

     First Midwest Corporation of Delaware, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware;

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of First Midwest Corporation of Delaware, by the vote of a majority of its members at a meeting duly held and constituted, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

           RESOLVED, that Section 4 of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                 4. The total number of shares of stock which the
            corporation shall have authority to issue is six million (6,000,000), all of which shall be common stock, $.625 par value per share.

     SECOND: That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of all outstanding stock entitled to vote at a meeting of stockholders.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, First Midwest Corporation of Delaware has caused this Certificate to be signed and attested as of April 4, 1996.

                            FIRST MIDWEST CORPORATION OF DELAWARE


                            By: /s/ Robert L. Woods
                                --------------------------------
                                    Robert L. Woods, President
ATTEST:


By: /s/ Daniel Nagle
    -------------------------------
        Daniel Nagle, Secretary


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                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                    FIRST MIDWEST CORPORATION OF DELAWARE


  It is hereby certified that:

     1. (a) The present name of the corporation (hereinafter called the "corporation") is FIRST MIDWEST CORPORATION OF DELAWARE.

        (b) The name under which the corporation was originally incorporated is FIRST MIDWEST CORPORATION, and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is March 17, 1983.

     2. The certificate of incorporation of the corporation is hereby amended by adding a new section 13 thereto, which new section is set forth in the Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of FIRST MIDWEST CORPORATION OF DELAWARE without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

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     4. The amendment and the restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

     5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation read as follows:

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                    FIRST MIDWEST CORPORATION OF DELAWARE

           1. The name of the corporation is:

                     FIRST MIDWEST CORPORATION OF DELAWARE

           2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 West Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           4. The total number of shares of stock which the corporation shall have authority to issue is four million (4,000,000) and the par value of each such share is One and 25/100 Dollars ($1.25) amounting in the aggregate to Five Million Dollars ($5,000,000)


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           5. The name and mailing address of each incorporator is as follows:

              NAME                         MAILING ADDRESS
              ----                         ---------------

              Robert L. Woods              1606 North Harlem
                                           Elmwood Park, Illinois  60635

           6. The corporation is to have perpetual existence.

           7. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with the Certificate of Incorporation.

           In addition to the powers and authorities hereinbefore or by the statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.

           Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

           8. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.


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           Meetings of stockholders may be held within or without the State of
      Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-laws of the corporation.

           Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


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           9. Any action required by the laws of the State of Delaware, this
      Certificate of Incorporation or the By-Laws of the corporation to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the stock or a greater percentage where required by the laws of the State of Delaware, this Certificate of Incorporation or the By-Laws of the corporation; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

         10. A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any firm of which he is a member, or any corporation of which is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for authorization, approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.


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           11. The corporation shall, to the full extent permitted by Section
      145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who it may indemnify pursuant thereto.

           12. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           13. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction for which the director derived an improper personal benefit.

     THE UNDERSIGNED, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 7th day of April, 1995.

                              /s/ Robert L. Woods
                              ----------------------
                              Robert L. Woods
                              President
ATTEST:


/s/ Daniel Nagle
----------------------
Daniel Nagle
Secretary


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